Exhibit 99.1

Quanterix Corporation Releases Operating Results for Third Quarter 2018

85% revenue growth

Reclaimed unrestricted IVD rights

Lexington, Mass. — November 1, 2018 —Quanterix Corporation (NASDAQ:QTRX), a company digitizing biomarker analysis to advance the science of precision health, today announced financial results for the three months and nine months ended September 30, 2018.

“This third quarter has been an incredibly productive one for our company, as we continue to achieve strong momentum and hit important milestones, including gaining back unrestricted rights to our Simoa technology for the in vitro diagnostics (IVD) markets,” said Kevin Hrusovsky, Chief Executive Officer, President and Chairman. “Our Simoa technology is at the bleeding edge of the biomarker revolution, which has gained considerable traction recently as biomarkers are increasingly being recognized for their abilities to transform treatment options by accelerating development of more effective and safer drugs for all disease categories, and then longer-term, enabling and empowering individuals to take control of their lives and prevent disease.”

Third Quarter 2018 Financial Highlights

Key financial results for the third quarter are shown below:

•                  Q3 revenue of $10.6M versus prior year Q3 of $5.7M, an increase of 85%.

•                  Q3 product revenue was $6.0M versus prior year Q3 of $3.3M, an increase of 82%.

•                  Q3 Service and Other revenue totaled $3.0M versus prior year Q3 of $2.2M, an increase of 36%.

Q3 2018 revenue includes a one-time item of $1.3M related to termination of a licensing agreement with bioMérieux for the Simoa technology. Revenue growth would have been 61% excluding this item.

YTD 2018 Financial Highlights

Key financial results for 2018 YTD are shown below:

•                  YTD revenue of $26.8M versus prior year $16.3M, an increase of 64%.

•                  YTD product revenue of $15.9M versus prior year $10.1M, an increase of 57%.

•                  YTD Service and Other revenue of $8.7M versus prior year $5.4M, an increase of 61%.

Excluding the $1.3M one-time item, total YTD revenue growth would have been 56%.

Third Quarter 2018 Business Highlights

•                  Gained unrestricted rights back for its Simoa technology in IVD markets with the termination of a license agreement with bioMérieux.

•                  Cadence of publications continued to increase with more than 40 new publications featuring Simoa technology in Q3 alone, bringing the total to approximately 300.

•                  Major presence at the European Committee for Treatment and Research in Multiple Sclerosis (ECTRIMS) Congress with a record number of posters/presentations mentioning the use of Quanterix’ serum neurofilament light (NfL) assay for a wide range of clinical studies in multiple sclerosis (MS) disease progression and monitoring.

•                  Led webinar alongside world-renowned researchers on how Simoa technology is enabling advances in drug development through the use of digital biomarkers; presented at MedCity

CONVERGE describing the power of predictive biomarkers for the diagnosis of cancer; delivered presentations at several leading investor conferences and garnered additional analyst coverage; featured in leading publications, including Forbes, Bloomberg and Digital Biotech.

Conference Call

In conjunction with this announcement, Quanterix Corporation will host a conference call on November 1, 2018, at 4:30 p.m. EDT to discuss the Company’s financial results and business outlook. To access this call, dial (833) 686-9351 for domestic callers, or (612) 979-9890 for international callers. Please reference the following conference ID: 2573579.

A live webcast will be accessible on the Investors section of Quanterix’ website: http://www.quanterix.com. The webcast will be available on the Company’s website for one year following completion of the call.

Financial Highlights (in thousands)

Quanterix Statement of Operations

	Q3 2018	Q3 2017	YTD 2018	YTD 2017
Product revenue	$5,962	$3,293	$15,907	$10,055
Service and other revenue	3,017	2,172	8,699	5,424
Collaboration revenue	1,612	269	2,149	806
Total revenue	$10,591	$5,734	$26,755	$16,285

Cost of product revenue	$3,277	$1,905	$8,995	$5,573
Cost of service revenue	1,719	1,264	5,021	3,606
Gross profit	$5,595	$2,565	$12,739	$7,106

Research and development	$4,259	$4,171	$11,399	$12,251
Selling, general and administrative	7,188	4,184	20,254	12,393
Stock comp expense included in operating expenses	1,810	598	3,223	1,375
Total operating expenses	$13,257	$8,953	$34,876	$26,019

Interest income (expense), net	30	(240)	21	(735)
Other income (expense), net	(25)	13	(86)	10
Net loss	$(7,657)	$(6,615)	$(22,202)	$(19,638)

Quanterix Balance Sheet

	9/30/18	12/31/17
Cash (including restricted cash)	$52,423	$79,682
AR	4,648	5,599
Inventory	5,375	3,571
Prepaid and other	1,255	400
Total current assets	63,701	89,252

Property and equipment, net	2,836	1,874
Intangible assets and goodwill	3,820	0
Other non-current assets	836	653
Total assets	$71,193	$91,779

Accounts payable/accrued expenses	$10,487	$9,736
Deferred revenue	4,755	4,942
Current portion of long term debt	0	5,036
Total current liabilities	15,242	19,714

Deferred revenue, net of current portion	598	1,709
Long term debt	7,586	4,346
Other non-current liabilities	79	144
Total liabilities	$23,505	$25,913

Total stockholders equity	47,688	65,866

Total liabilities and stockholders equity	$71,193	$91,779

About Quanterix

Quanterix is a company that’s digitizing biomarker analysis with the goal of advancing the science of precision health. The company’s digital health solution, Simoa, has the potential to change the way in which healthcare is provided today by giving researchers the ability to closely examine the continuum from health to disease. Quanterix’ technology is designed to enable much earlier disease detection, better prognoses and enhanced treatment methods to improve the quality of life and longevity of the population for generations to come. The technology is currently being used for research applications in several therapeutic areas, including oncology, neurology, cardiology, inflammation and infectious disease. The company was established in 2007 and is located in Lexington, Massachusetts. For additional Information, please visit https://www.quanterix.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities

Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this news release are based on Quanterix’ expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause Quanterix’ actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Quanterix’ filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections contained therein. Except as required by law, Quanterix assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Non-GAAP Financial Measures

To supplement the Company’s financial statements presented on a GAAP basis, the Company discloses below non-GAAP revenue, revenue growth, gross profit and gross margin that excludes $1.3M in non-recurring revenue recognized in Q3 2018 in connection with the termination of a license agreement. Management uses these non-GAAP measures to evaluate the Company’s operating performance. Management believes that such measures are important in comparing current results with prior period results, and is useful to investors and financial analysts in assessing the Company’s operating performance. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for the financial information presented in accordance with GAAP.

Reconciliation of non-GAAP Financials

(in thousands)

(unaudited)

	2018	2017
	Three months ended September 30,		% Change

Total revenue	$10,591	$5,734	85%
Subtract
Non-recurring license revenue	(1,342)	—
Non-GAAP total revenue	$9,249	$5,734	61%

Gross profit	$5,595	$2,565
Subtract
Non-recurring license revenue	(1,342)	—
Non-GAAP gross profit	$4,253	$2,565
Gross margin	53%	45%
Non-GAAP gross margin	46%	45%

	2018	2017
	Nine months ended September 30,		% Change

Total revenue	$26,755	$16,285	64%
Subtract
Non-recurring license revenue	(1,342)	—
Non-GAAP total revenue	$25,413	$16,285	56%

Gross profit	$12,739	$7,106
Subtract
Non-recurring license revenue	(1,342)	—
Non-GAAP gross profit	$11,397	$7,106
Gross margin	48%	44%
Non-GAAP gross margin	45%	44%

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Contacts:

Quanterix, Inc.

Joseph Driscoll, CFO 617-301-9495

jdriscoll@quanterix.com

PAN Communications

Lindsay Poole, 617-502-4300

quanterix@pancomm.com